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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-26008 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 33-54057 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-02315 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-28007 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34621 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-34623 of Sotheby's Holdings, Inc. on Form S-8, Registration Statement No. 333-92193 of Sotheby's Holdings, Inc. on Form S-8, and Registration Statement No. 333-55995 of Sotheby's Holdings, Inc. on Form S-3 of our report dated March 3, 2003, appearing in Item 8, "Financial Statements and Supplementary Data," in this annual report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York

March 17, 2003